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                                                                     Exhibit 1.1





                             8,275,000 Common Shares

                             BOYKIN LODGING COMPANY

                              (an Ohio corporation)

                                  Common Shares

                               (Without Par Value)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                         October __, 1996

                  LEHMAN BROTHERS INC.

                  As Representative of the several Underwriters

         c/o      Lehman Brothers Inc.
                  Three World Financial Center
                  New York, New York 10285



                  Sirs:

                  Boykin Lodging Company , a corporation organized under the laws of the State of Ohio (the "Company"), intending to qualify for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Partnership"), each wish to confirm as follows its agreement (this "Agreement") with Lehman Brothers Inc. ("Lehman Brothers"), Dean Witter Reynolds Inc. (the "Independent Underwriter") and each of the other Underwriters named in Schedule I hereto



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(collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Lehman Brothers is acting as Representative (in such capacity, Lehman Brothers shall hereinafter be referred to as the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 8,275,000 common shares, without par value, of the Company ("Common Shares") set forth in said Schedule I (the "Initial Shares"), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 1,241,250 Common Shares (the "Option Shares"). The Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the "Shares."

     1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-06341) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof under the 1933 Act and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the 1933 Act. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Preliminary Prospectus" as used in this Agreement means the preliminary prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the




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Registration Statement with the Commission, and as such preliminary prospectus shall have been amended from time to time prior to the date of the Prospectus. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Prospectus.

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after the Registration Statement becomes effective and this Agreement has been executed and delivered.

     At or prior to the First Delivery Date (as hereinafter defined), the Company will complete the Formation Transactions, described in the Prospectus under the heading "The Formation." As part of these transactions, (i) the Underwriters will purchase the Shares and offer them in a public offering as contemplated hereunder, (ii) the Company will contribute to the Partnership the proceeds of the sale of the Shares in exchange for equity interests in the Partnership, (iii) the partners of the partnerships currently owning the Initial Hotels (as defined in the Prospectus) will contribute to the Partnership their interests in such entities in exchange for units of limited partnership interests in the Partnership exchangeable into Common Shares (the "Units") and in certain instances, for cash, (iv) the Partnership will lease the Initial Hotels to Boykin Management Company Limited Liability Company (the "Initial Lessee") pursuant to percentage leases, and (v) the Company and the Partnership will use the net proceeds of the sale of Shares hereunder as described in the Prospectus under the heading "Use of Proceeds."

     2. AGREEMENTS TO SELL AND PURCHASE. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to each Underwriter, severally and not jointly, and, upon the basis of the representations, warranties and agreements of the Company and the Partnership herein contained and subject to all the terms and conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per Share, the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Initial Shares which such Underwriter



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has become obligated to purchase pursuant to the provisions of Section 9 hereof.

     (b) In addition, the Company grants to the Underwriters an option to purchase up to 1,241,250 Option Shares at a price of $____ per share. Such option is granted solely for the purpose of covering over-allotments in the sale of Initial Shares and is exercisable only as provided in Section 2(c) hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Initial Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

     (c) Delivery of and payment for the Initial Shares shall be made at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 10:00 A.M., New York City time, on the third full business day following the date the Registration Statement becomes effective or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Initial Shares to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the Initial Shares shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Initial Shares, the Company shall make the certificates representing the Initial Shares available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.


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     At any time on or before the thirtieth day after the date the Registration
Statement becomes effective the option granted in Section 2(b) may be exercised by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

     Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 2(c) (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.


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     3. AGREEMENTS OF THE COMPANY AND THE PARTNERSHIP. Each of the Company and
the Partnership agree with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise the Representative immediately and, if so requested by you will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise the Representative immediately and if so requested by you, will confirm such advice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment); (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) within the period of time referred to in paragraph (f) below, of any material change in the Company's condition, financial or otherwise, business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the 1933 Act or the 1933 Act Regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the 1933 Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the



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Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to the Representative and its counsel, without charge, five signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and will also furnish to the Representative and its counsel without charge such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, as the Representative may reasonably request.

          (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act Regulations), will furnish the Representative with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

          (e) The Company will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the 1933 Act or requested by the Commission;

          (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.


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          (g) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (h) The Company will cooperate with the Representative and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities, real estate syndication or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits or to taxation, other than those matters arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (i) The Company will make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations), which need not be certified by independent certified public accountants unless required by the 1933 Act or the 1933 Act Regulations, covering a twelve-month period commencing after the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (j) For a period of five years following the effective date of the Registration Statement, the Company will furnish to the Representative copies of all materials furnished



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by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the 1934 Act or any rule or regulation of the Commission thereunder;

          (k) For a period of five years following the effective date of the Registration Statement, the Company will cause the Initial Lessee to furnish to the Representative and the Company, not less than annually, audited financial statements (and to the Company only, quarterly unaudited financial statements) with respect to the Initial Lessee and the Company shall further include such financial statements in the periodic reports required to be filed by the Company pursuant to the 1933 Act or the 1934 Act or the rules promulgated thereunder, if so required by either such Act or rules;

          (l) If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Partnership jointly and severally agree to reimburse the Representative for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Representative in connection herewith.

          (m) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds."

          (n) If Rule 430A under the 1933 Act Regulations is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the 1933 Act Regulations and will advise the Representative of the time and manner of such filing.

          (o) Except as provided in this Agreement or described in the Prospectus, without the prior written consent of Lehman Brothers (on behalf of the Underwriters), neither the Company nor the Partnership will offer to sell, contract to sell, pledge or otherwise dispose of any Common Shares or Units or any securities convertible into or exercisable or exchangeable for Common Shares or Units or grant any options or warrants to purchase Common Shares or Units (except that the Company may



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grant options to purchase Common Shares to certain employees under the Company's
Long-Term Incentive Plan and to certain directors under the Directors Deferred Compensation Plan) for a period of 180 days after the date of the Prospectus.

          (p) Prior to the effective date of the Registration Statement, the Company will apply for the inclusion of the Shares on the New York Stock Exchange and use its best efforts to complete that inclusion, subject only to official notice of issuance or the effectiveness of the Registration Statement and evidence of satisfactory distribution, prior to the First Delivery Date;

          (q) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company and the Partnership have not taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

          (r) The Company will furnish the Representative copies of all reports on Form SR required by Rule 463 under the 1933 Act Regulations.

          (s) The Company will use its best efforts to meet the requirements to qualify, commencing with the tax year ending December 31, 1996, as a "real estate investment trust" under the Code.

          (t) The Company shall cause the effectuation of and enforce those provisions of the Boykin Contribution Agreements, the Partnership Agreement, and the Alignment of Interests Agreement by and among the Company, the Partnership, the Initial Lessee, The Boykin Group, Inc., Purchasing Concepts, Inc. and Robert W. Boykin and John E. Boykin, dated ______________, 1996, that, with respect to the individuals and entities set forth therein, (i) prohibit either the offer or contract to sell, the pledge of or other disposition of any Units or Common Shares or any securities convertible into or exercisable or exchangeable for Units or Common Shares, or the grant of any options or warrants to purchase Common Stock or (ii) require the purchase and retention of Units or Common Shares.

          (u) The Company shall not, without the prior written consent of the Representative, offer, sell, or contract to sell, or otherwise dispose of, or announce the offering of, any Common Shares, or any securities convertible into, or



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exchangeable for, Common Shares, except the Common Shares contemplated hereby and offered pursuant to the Prospectus or for which options may be granted, as described in the Prospectus, for a period of 180 days from and after the date of the Prospectus.

     4. REPRESENTATIONS AND WARRANTIES. The Company, the Partnership and The Boykin Group, Inc., jointly and severally, as to the representations and warranties contained in this Section 4, represent and warrant to each Underwriter that as of the date hereof:

          (a) Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the provisions of the 1933 Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the 1933 Act Regulations, complied or will comply in all material respects with the provisions of the 1933 Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing (namely the written information referred to in Section 11 hereof) by or on behalf of any Underwriter through the Representative expressly for use therein.

          (c) The capitalization of the Company is as set forth in the Prospectus under "Capitalization"; all the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are free of any preemptive



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or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights; and the Common Shares of the Company conform to the description thereof in the Registration Statement and the Prospectus.

          (d) The Units to be issued in connection with the Formation Transactions have been duly authorized for issuance by the Partnership to the holders or prospective holders thereof, and at the First Delivery Date will be validly issued, fully paid and non-assessable. Immediately after the First Delivery Date, 1,378,000 Units will be issued and outstanding. The Units have been and will be offered and sold at or prior to the First Delivery Date in compliance with all applicable laws (including, without limitation, federal and state securities laws).

          (e) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio. The Company has the corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and in connection with the Formation Transactions. The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company.

          (f) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Ohio with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations in connection with the Formation Transactions and under this Agreement. The Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on its condition, financial or otherwise, or its earnings, assets, business affairs or business prospects. The Company is



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the sole general partner of the Partnership and, immediately after the First
Delivery Date, will be the sole general partner of the Partnership and will be the holder of an 85.7% equity interest in the Partnership.

          (g) The Initial Lessee is a duly organized and validly existing limited liability company in good standing under the laws of the State of Ohio. The Initial Lessee has full limited liability company power to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations in connection with the Formation Transactions. The Initial Lessee is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Initial Lessee.

          (h) Each of the partnerships or limited liability companies, as applicable, that currently owns the Initial Hotels, the interests of which will be contributed to the Partnership at or prior to the First Delivery Date (collectively, the "Lower-Tier Partnerships"), has been duly organized and is validly existing as a limited or general partnership or limited liability company, as the case may be, in its appropriate jurisdiction with partnership or limited liability company power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Transactions. Each of the partnership agreements or operating agreement, as applicable, of the Lower-Tier Partnerships is in full force and effect.

     Each of Boykin Amherst Joint Venture, an Ohio general partnership, Boykin Columbus Joint Venture, an Ohio general partnership and Boycorn, Ltd., an Ohio limited liability company (the "Upper-Tier Partnerships" and together with the "Lower-Tier Partnerships," the "Contributed Partnerships") currently own a 50%, 50% and 46% interest in Buffalo Hotel Joint Venture, an Ohio general partnership, Columbus Hotel Joint Venture, an Ohio general partnership and BBG I LLC, a Georgia Limited Liability Company, respectively. Each such Upper-Tier Partnership has been duly organized and is validly existing as a limited or general



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partnership or limited liability company, as the case may be, in its appropriate jurisdiction with partnership or limited liability company power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Transactions. Each of the partnership agreements or operating agreements of the Lower-Tier Partnerships is in full force and effect.

          (i) Each of the Upper-Tier Partnerships and Lower-Tier Partnerships has, since its formation, been properly treated for purposes of the Code and applicable state law as a partnership and not as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Partnership, threatened against the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries, or to which the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries is a party, or to which any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act.

          (k) None of the Company, the Partnership, the Initial Lessee, the Contributed Partnerships or any of their subsidiaries is (i) in violation of its articles of incorporation or code of regulations, limited partnership certificates or partnership agreements, or articles of organization or operating agreement, as the case may be, or (ii) in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound.

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          (l) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by, the Company and the Partnership, nor the consummation by the Company, the Partnership, the Initial Lessee, or any Contributed Partnership of the Formation Transactions or the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as have been obtained or may be required for the registration of the Shares under the 1933 Act and the 1934 Act and compliance with the securities, real estate syndication or Blue Sky laws of various jurisdictions) or any other person (except such as have been obtained) or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or code of regulations, limited partnership certificate or partnership agreements or articles of organization or operating agreement, as the case may be, of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Partnership, the Initial Lessee, any Contributed Partnership, any of their subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

          (m) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (n) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Initial Hotels on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and with respect to financial and statistical information and data relating to the Initial Hotels are prepared on a basis consistent with such financial statements and the books and records of the Initial Hotels. The unaudited pro forma selected financial statements included in the Registration Statement comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data.

          (o) The execution and delivery of, and the performance by the Company and the Partnership of their respective obligations under, this Agreement, have been duly and validly authorized by the Company and the Partnership, respectively, and this Agreement has been duly executed and delivered by the Company and the Partnership and constitutes the valid and legally binding agreement of the Company and the Partnership, enforceable against each of them in accordance with its terms, except to the extent that (i) the enforceability hereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (p) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, the Partnership, the Initial Lessee, any Contributed Partnership, nor any of their subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Partnership, the Initial Lessee, such Contributed Partnership or any of their subsidiaries, as the case may be, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition, financial or otherwise, business, properties, net worth or results of operations of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries.

          (q) The Company, the Partnership, the Initial Lessee, the applicable Contributed Partnerships and each of their subsidiaries have good and marketable title to all properties described in the Prospectus as being owned by them in fee simple absolute, free and clear of all liens, claims, security interests or other encumbrances, except such as are immaterial or are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, and all the property described in the Prospectus as being held or operated under lease by the Partnership or any Contributed Partnership, is held or operated by it under valid, subsisting and enforceable leases.

          (r) Upon consummation of the Formation Transactions, the Company, the Partnership and the Initial Lessee will carry, or will be covered by, insurance in such amounts and covering such risks as the Company, the Partnership and the Initial Lessee believe will be adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries and the Partnership will carry business interruption insurance providing loss of revenue coverage at least equal to the projected receipts under lease for the first twelve months of operation.

          (s) Upon consummation of the Formation Transactions, the Company and the Partnership will have title insurance on all real properties and improvements thereon described in the Prospectus as owned by them in an amount at least equal to the greater of (i) the cost of acquisition of such real property and improvements thereon and (ii) the replacement cost of construction of the improvements located on such properties.

          (t) The contribution agreements pursuant to which the partners of the partnerships currently owning the Initial Hotels will contribute to the Partnership their interests in such entities and forms of which have been filed as exhibits to the Registration Statement (the "Boykin Contribution Agreements") have been duly authorized, executed and delivered by the Partnership and the other parties thereto. Such Boykin Contribution Agreements and all deeds, assignments of partnership interests, assignments of leases and other documents delivered or to be delivered in connection therewith are legally sufficient to effect the transfer to the Partnership of all right, title and interest in and to the Initial Hotels upon payment of the consideration therefor. Upon the sale of the Initial Shares on the First Delivery Date, the Partnership will have good and marketable title in fee simple absolute to all real property and good and marketable title to each of the items of personal property (other than the certain assets and FF&E to be transferred to the Initial Lessee as set forth in the Registration Statement and the Prospectus, as to which the Initial Lessee will have good and marketable title) which are included in the Initial Hotels or are referred to in the Registration Statement and the Prospectus or are reflected in the financial statements referred to in Section 4(m) hereof as being owned by any of them, and valid and enforceable leasehold interests in each of the items of real and personal property (other than the certain assets and FF&E to be transferred to the Initial Lessee as set forth in the Registration Statement and the Prospectus, as to which the Initial Lessee will have valid and enforceable leasehold interests) which are included in the Initial Hotels or are referred to in the Registration Statement and the Prospectus as being leased by any of them, in each case free and clear of all liens, claims, security interests, and other encumbrances except such as are immaterial.

          (u) The Company has not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and the 1933 Act Regulations.

          (v) As applicable, each of the Company, the Partnership, the Initial Lessee, each of the Contributed Partnerships, and each of their subsidiaries has such permits, licenses (including, without limitation, the liquor licenses with respect to each of the Initial Hotels, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its businesses in the manner described in the Prospectus except where the failure to obtain such permits does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth, or results of operation of the Company, but subject to such qualifications as may be set forth in the Prospectus; each of the Company, the Partnership, the Initial Lessee, the Contributed Partnerships, and each of their subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries; and on the First Delivery Date, after giving effect to the Formation Transactions, the Initial Lessee will own the liquor licenses with respect to each of the Initial Hotels.

          (w) The Company, the Partnership, the Initial Lessee and each of the Contributed Partnerships maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Neither the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries, nor any employee or agent thereof has made any payment of funds of the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (y) Each of the Company, the Partnership, the Initial Lessee and each of the Contributed Partnerships has filed all tax returns required to be filed, which returns are complete and correct in all material respects, and none of the Company, the Partnership, the Initial Lessee or any of the Contributed Partnerships is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (z) No holder of any security of the Company has any right to require registration of any Common Shares or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (aa) Commencing with the Company's short taxable year ending December 31, 1996, the Company will qualify to be taxed as a real estate investment trust pursuant Sections 856 through 860 of the Code and the rules and regulations thereunder and the Company's proposed method of operation as described in the Registration Statement will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

          (bb) None of the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries is now, and after sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption

"Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (cc) The Company, the Partnership, the Initial Lessee, the Contributed Partnerships and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and none of the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries with respect to the foregoing.

          (dd) Other than this Agreement and as set forth in the Prospectus under the heading "Underwriting", there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

          (ee) Except as described in the Registration Statement and the Prospectus, the Company, the Partnership, the Initial Lessee, the Contributed Partnerships, and each of their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals under applicable Environmental Laws required in connection with their businesses, properties or assets as conducted or contemplated to be conducted as described in the Registration Statement, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case except to the extent that any noncompliance or failure to be in receipt thereof does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operation of the Company, the Partnership, the Initial Lessee or any other such entity are applicable. Except as described in the Registration

Statement and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company or any individual Initial Hotel's property.

          (ff) Each of the Initial Hotels complies in all material respects with all applicable codes and zoning laws and resolutions, and there is no pending or, to the knowledge of the Company or the Partnership, threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Initial Hotels. The improvements comprising any portion of each Boykin Hotel's property (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects which would, singly or in the aggregate, have a material adverse effect on such individual Boykin Hotel's property and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects (for which provision to repair has not been made) which would, singly or in the aggregate, have a material adverse effect on such Boykin Hotel's property.

          (gg) The franchise agreements with respect to each of the Initial Hotels are in full force and effect; and none of the Company, the Partnership, the Initial Lessee, any Contributed Partnership, or any of their subsidiaries or affiliates have received any notice of default, or have knowledge of any event that with notice or lapse of time, or both, would constitute a default, under any such franchise agreements.

          (hh) The Common Shares have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance.

          (ii) [Reserved.]

          (jj) The Company, the Partnership, the Initial Lessee and the Contributed Partnerships have complied with all provisions of Florida Statutes ss. 517.075, relating to issuers doing business with Cuba.

          (kk) Except as described in the Prospectus or the Registration Statement, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act.

          (ll) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

          (mm) No labor disturbance by the employees of the Company, the Partnership, the Initial Lessee, the Contributed Partnerships or any of their subsidiaries exists or, to the knowledge of the Company or the Partnership, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, the Partnership, the Initial Lessee, the Contributed Partnerships or any of their subsidiaries.

          (nn) The Company, the Partnership, the Initial Lessee and the Contributed Partnerships are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Partnership, the Initial Lessee, the Contributed Partnerships would have any liability; the Company, the Partnership, the Initial Lessee or the Contributed Partnership has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code, as amended, including the regulations and published interpretations thereunder; and each "pension plan" for which the Company, the Partnership, the Initial Lessee or the Contributed Partnerships would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (oo) Upon consummation of the Formation Transactions 100% of the ownership interests in each Upper-Tier Partnership and 100% of the interests in each Lower-Tier Partnership will directly or indirectly have been contributed to the Partnership pursuant to the Boykin Contribution Agreements and the related conveyance documents.

          Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company, the Partnership and The Boykin Group, Inc. shall jointly and severally indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a Blue Sky Application), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Partnership or The Boykin Group, Inc. shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any act or failure to act undertaken or omitted to be taken by any Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

     The Company, the Partnership and The Boykin Group, Inc. shall jointly and severally, also indemnify and hold harmless the Independent Underwriter, its officers and employees and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act of
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares, except for any losses, claims, damages, liabilities and judgments resulting from the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

     The foregoing indemnity agreement with respect to any Preliminary Prospectus, Prospectus or Registration Statement shall not inure to the benefit of any Underwriter (its officers and employees or any person who controls such Underwriter within the meaning of the 1933 Act) from whom the person asserting any such loss, claims, damages or liabilities purchased Shares if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; provided, that the Company has complied with its obligation under Section 3(f) of this Agreement to provide copies of the Prospectus to such Underwriter.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, each of its directors or trustees, each person, if any, who controls the Company within the meaning of the Securities Act, the Partnership and The Boykin Group, Inc. from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director or trustee, officer or controlling person or the Partnership or The Boykin Group, Inc. may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the

Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall promptly reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person or the Partnership or The Boykin Group, Inc.

          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 5 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 5 if the Representative shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right or obligation to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons); provided further, that, if indemnity is sought pursuant to the second paragraph of Section 5(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter", its officers and employees and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if, in the judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5(a) or 5(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (after deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total price to the public of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership, The Boykin Group, Inc. and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5 shall be deemed to include, for purposes of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 5(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its trustees, directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its trustees, directors or officers, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Initial Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the 1933 Act Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, business, properties, net worth, or results of operations of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries not contemplated by the Prospectus, which in the opinion of the Representative, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any partner, officer, director or trustee of the Company or the Partnership or which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the 1933 Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, adversely affect the market for the Shares.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Willkie Farr & Gallagher, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) You shall have received, on the First Delivery Date, the favorable opinions of Baker & Hostetler, counsel for the Company and the Partnership, each dated the First Delivery Date, in form and substance satisfactory to counsel for the Underwriters and addressed to the Representative to the effect that:

          (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and to enter into and perform its obligations under this Agreement and in connection with the Formation Transactions; the Company is duly registered or qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company;

          (ii) The Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Ohio; the Partnership has partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and in connection with the Formation Transactions; the Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the

Partnership; and the Company is the sole general partner of the Partnership;

          (iii) The Initial Lessee is a duly organized and validly existing limited liability company in good standing under the laws of the State of Ohio. The Initial Lessee has all requisite limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations in connection with the Formation Transactions. The Initial Lessee is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Initial Lessee;

          (iv) Each of the Contributed Partnerships has been duly formed and is validly existing as a limited or general partnership or limited liability company, as the case may be, with partnership or limited liability company power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Transactions. To the best knowledge of such counsel, each of the partnership agreements or operating agreements, as the case may be, of the Contributed Partnerships is in full force and effect;

          (v) The authorized and outstanding Common Shares of the Company are as set forth under the caption "Capitalization" in the Prospectus; and the authorized Common Shares of the Company conform in all material respects to the description thereof contained in the Prospectus under the caption "Capital Stock of the Company";

          (vi) All the Common Shares of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable; and all of the issued shares of capital stock of each subsidiary of the Company that is incorporated in the United States of America have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (vii) The Shares have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights arising by operation of law or under the Articles of Incorporation or Code of Regulations of the Company;

          (viii) The form of certificates for the Shares is in due and proper form and complies with all applicable Ohio statutory and NYSE requirements;

          (ix) The Units to be issued in connection with the Formation Transactions have been duly authorized for issuance by the Partnership to the holders or prospective holders thereof, and at the First Delivery Date will be validly issued, fully paid and non-assessable; to the best knowledge of such counsel the Units have been and will be offered and sold at or prior to the First Delivery Date in compliance with all applicable laws (including, without limitation, federal and state securities laws) (but with respect to the accuracy or completeness of any disclosure made or materials furnished in connection therewith, such counsel need only make statements of the nature of those described in the second paragraph following item (xxvii), below;

          (x) The Registration Statement and all post-effective amendments filed on or prior to the First Delivery Date, if any, have become effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act Regulations has been made in accordance with Rule 424(b);

          (xi) This Agreement has been duly authorized, validly executed and delivered by the Company and the Partnership and is a legal, valid and binding agreement of the Company and the Partnership enforceable against the Company and the

Partnership in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's and the Partnership's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

          (xii) None of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries is (A) in violation of its articles of incorporation or code of regulations, certificate of limited partnership or partnership agreement, articles of organization or operating agreement, as the case may be, or (B) to the best knowledge of such counsel, in material default in the performance of any obligation, covenant or condition contained in any agreement or other instrument filed as an exhibit to the Registration Statement, except as may be disclosed in the Prospectus;

          (xiii) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company or the Partnership with the provisions hereof nor consummation by the Company, the Partnership, the Initial Lessee or any Contributed Partnership of the Formation Transactions or the transactions contemplated hereby (x) conflicts or will conflict with or constitutes or will constitute a breach, or default under, (A) the articles of incorporation or code of regulations, certificate of limited partnership or partnership agreement, articles of organization or operating agreement, as the case may be, of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries is a party or by which it or any of its properties may be bound, or (y) violates any statute, law, regulation (assuming compliance with all applicable state securities, real estate syndication and Blue Sky laws) or filing or judgment, injunction, order or decree known to such counsel applicable to the Company, the Partnership, the Initial

Lessee, any Contributed Partnership, any of their subsidiaries or any of their respective properties, or (z) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument known to such counsel to which either of them is a party or by which either of them may be bound or to which any of its property or assets is subject;

          (xiv) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required (A) on the part of the Company (except as have been obtained under the 1933 Act and the 1934 Act or such as may be required under state securities, real estate syndication or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement or (B) on the part of the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any other person party to a Boykin Contribution Agreement in connection with the consummation of the Formation Transactions (except such as has been obtained or whose absence will not prohibit or otherwise have a material adverse effect on, or the timing of, the consummation of the Formation Transactions);

          (xv) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act;

          (xvi) To the best knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, the Partnership, the Initial Lessee, any Contributed Partnership or any of their subsidiaries or to which the Company, the Partnership, the Initial Lessee, any Contributed Partnership, any of their subsidiaries or any of their respective property is subject, which are required to be described in the Registration

Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

          (xvii) To the best knowledge of such counsel, neither the Company, the Partnership, the Initial Lessee, any Contributed Partnership nor any of their subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company, the Partnership, the Initial Lessee, any of the Contributed Partnerships or any of their subsidiaries except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth, or results of operation of the Company, the Partnership, the Initial Lessee or any other such entity as applicable;

          (xviii) The statements in the Registration Statement and Prospectus under the captions "Risk Factors," "Business and Properties," "The Formation," "Management," "Certain Transactions," "Capital Stock of the Company," "The Partnership" and "Shares Available For Future Sale," insofar as those statements are descriptions of contracts, agreements or other legal documents, or constitute statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

          (xix) Except as described in the Prospectus, there is no duly authorized and outstanding option, warrant or other right calling for the issuance of, nor any duly authorized commitment, plan or arrangement to issue, any Common Shares of the Company or any right or security directly or indirectly convertible into or exchangeable or exercisable for any Common Shares of the Company or for any such right or security;

          (xx) Except as described in the Prospectus, to the best knowledge of such counsel, there is no contractual right duly authorized by the Company (A) to cause the Company to sell or otherwise issue or to permit underwritten sale of the Shares or (B) to have any Common Shares or other securities of the Company included in the Registration Statement or (C) as a result of the filing of the Registration Statement, to require registration under the 1933 Act of any Common Shares or other securities of the Company;

          (xxi) There are no preemptive rights, or except as set forth in the Prospectus, other rights to subscribe for or to purchase, nor, except as set forth in the Prospectus or the Company's Amended Articles of Incorporation filed as an Exhibit to the Registration Statement, are there any restrictions upon the voting or transfer of, any Shares pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

          (xxii) Each of the Boykin Contribution Agreements has been duly authorized, executed and delivered by the Company, the Partnership or the applicable Contributed Partnership as the case may be, and, as applicable, constitutes the valid agreement of the Company, the Partnership or the applicable Contributed Partnership, enforceable in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and, as applicable, the execution, delivery and performance of the Boykin Contribution Agreements, the Company, the Partnership or the applicable Contributed Partnerships do not constitute a breach of, or default under, the articles of incorporation or code of regulations or, as the case may be, partnership agreements, the Company, the Partnership or any of the Contributed Partnerships or any material contract, lease or other instrument of which such counsel have knowledge and to which the Company, the Partnership or any of the Contributed Partnerships is a party or by which the Company, the Partnership or any of the Contributed Partnerships or any of the Initial Hotels may be bound or, to the best knowledge of such counsel, any law, administrative regulation or administrative or court decree;

          (xxiii) [Reserved.]

          (xxiv) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and the Company meets the requirements for qualification and taxation as a "real estate investment trust" under the Code for the Company's taxable year ending December 31, 1996; the Partnership, as defined in the

Registration Statement and as constituted after the Formation described in such Registration Statement, will be classified as a partnership and not as (a) an association taxable as a corporation or (b) a "publicly traded partnership" within the meaning of Section 7704(b) of the Code; and the description of federal income tax matters and consequences described under "Federal Income Tax Considerations" in the Registration Statement is an accurate general summary in all material aspects of the information described therein; and

          (xxv) Each of the Contributed Partnerships has, since its formation, been properly treated for purposes of the Code and applicable state law as a partnership and not as a association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

          (xxvi) None of the Company, the Partnership, the Initial Lessee, or any of the Contributed Partnerships is now, and after sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxvii) The Contribution Agreements and the conveyancing documents to be delivered thereunder are legally sufficient in form and substance to convey the ownership interests purported to be conveyed thereunder.

          Such counsel may rely on certificates of officers of the Company and the Partnership and other appropriate persons with respect to factual matters relevant to the opinions to be rendered under items (ii), (iii), (iv), (ix),
(xii), (xvi), (xx), (xxi), (xxv) and (xxvi), above.

          In addition, such counsel shall also state that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement, at the time the Registration Statement became effective, or the

Prospectus, as of its date and as of the First Delivery Date or the relevant Date of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date and as of the First Delivery Date or the relevant Date of Delivery, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          Such counsel shall also reaffirm as of the First Delivery Date their opinions filed as Exhibits 5.1 and 8.1 to the Registration Statement.

          (e) The favorable opinion of Willkie Farr & Gallagher, counsel for the Underwriters, dated the First Delivery Date, with respect to the matters referred to in clauses (x) and (xv) of the foregoing paragraph (d).

          (f) (i) At the time of execution of this Agreement, the Representative shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (x) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (ii) With respect to the letter of Arthur Andersen LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement

(the "initial letter"), the Company shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the First Delivery Date (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Partnership, shall be contemplated by the Commission at or prior to the First Delivery Date; (ii) there shall not have been any change in the Common Shares of the Company nor any material increase in the short-term or long-term debt of the Company, the Partnership, the Initial Lessee or any Contributed Partnership (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or Prospectus (or any amendment or supplement thereto);
(iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, business, prospects, properties, net worth or results of operations of the Company, the Partnership, the Initial Lessee or any Contributed Partnership;
(iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company, the Partnership and The Boykin Group, Inc. contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the First Delivery Date as if made on and as of the First Delivery Date, and the Representative shall have received a certificate, dated the First Delivery Date and signed by the chief executive officer and chief financial officer (or such other officers as are acceptable to the Representative) of the Company (as to such representations and warranties made by the Company, the Partnership and The Boykin Group, Inc.) to the effect set forth in this Section 6(g).

          (h) The Company or the Partnership shall not have failed at or prior to the First Delivery Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the First Delivery Date.

          (i) Prior to commencement of the offering of the Shares, the Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

          (j) All of the transactions which are to occur in order to consummate the Formation Transactions shall have been consummated on terms satisfactory to the Representative.

          (k) On the First Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (l) You shall have been furnished with the written agreements referred to in Section 3(t) hereof.

          (m) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Partnership contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

               (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered on the First Delivery Date pursuant to Section 6(g) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of Baker & Hostetler, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(d) hereof.

               (3) The favorable opinion of Willkie Farr & Gallagher, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

               (4) A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letters furnished to the Representative pursuant to Section 6(f) hereof.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Representative.

          Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Date of Delivery of the conditions set forth in this Section 6, except that, if any Date of Delivery is other than the First Delivery Date, the certificates, opinions and letters referred to in Sections 6(d) through 6(g) hereof shall be dated the Date of Delivery in question and the opinions called for by Sections 6(d) and 6(e) hereof shall be revised to reflect the sale of Option Shares.

     7. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the NYSE; (vi) the registration or qualification of the Shares for offer and sale under the securities, real estate syndication or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to potential purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission.

     9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Initial Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Initial Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds ____% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than ____% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 7. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this
Section 9, purchases Initial Shares which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Representative without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the First Delivery Date or any Date of Delivery (if different from the First Delivery Date and then only as to the Option Shares), as the case may be,
(a) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (b) trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq National Market or of the Common Shares on the NYSE, shall have been suspended or materially limited, (c) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (d) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegraph, telecopy or telephone and shall be subsequently confirmed by letter. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

     11. INFORMATION FURNISHED BY THE UNDERWRITERS. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the first four paragraphs and eighth paragraph appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                    (a) if to the Underwriters, shall be delivered or sent by
               mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285,
               Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 5(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285; and

                    (b) if to the Company or the Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
               Attention: Robert W. Boykin, Fax: (216) 241-1329;

provided, however, that any notice to an Underwriter pursuant to Section 5(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

     13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Partnership, The Boykin Group, Inc. (with respect to Sections 4 and 5 hereof), and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter or the Independent Underwriter within the meaning of Section 15 of the 1933 Act and (B) the indemnity agreement of the Underwriters contained in Section 5(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Partnership, The Boykin Group, Inc. and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the 1933 Act Regulations.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement of the Company, the Partnership, The Boykin Group, Inc. and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     BOYKIN LODGING COMPANY



                                     By: /s/
                                        -------------------------------------
                                     Name:
                                     Title:



                                     THE BOYKIN GROUP, INC.



                                     By: /s/
                                        -------------------------------------
                                     Name:
                                     Title:



                                     BOYKIN HOTEL PROPERTIES, L.P.

                                     By:  Boykin Lodging Company , its
                                          general partner

                                     By:      /s/
                                        -------------------------------------
                                     Name:
                                     Title:

Accepted:

Lehman Brothers Inc.

For themselves and as Representative
of the several Underwriters named
in Schedule 1 hereto

         By Lehman Brothers Inc.



                  By       /s/
                    -------------------------------------
                           Authorized Representative

                                   SCHEDULE 1

                                                           Number of
         Underwriters                                        Shares
         ------------                                        ------

         Lehman Brothers Inc...............................

         Total
                                                           =========